Exhibit 99.1

Boeing Reports Second-Quarter Results

▪	Continue to engage global regulators and customers on safe return to service of the 737 MAX

▪	Recorded charge and increased costs related to the 737 MAX, as previously announced

▪	Revenue of $15.8 billion reflecting 737 MAX impacts and higher defense and services volume

▪	Loss of ($5.21) per share (GAAP) and core (non-GAAP)* loss of ($5.82) per share

▪	Operating cash flow of ($0.6) billion; paid $1.2 billion of dividends

▪	Total backlog of $474 billion, including more than 5,500 commercial airplanes

▪	Cash and marketable securities of $9.6 billion provide strong liquidity

▪	Previously issued 2019 guidance does not reflect 737 MAX impacts; new guidance to be issued at a future date

Table 1. Summary Financial Results	Second Quarter			First Half
(Dollars in Millions, except per share data)	2019	2018	Change	2019	2018	Change

Revenues	$15,751	$24,258	(35)%	$38,668	$47,640	(19)%

GAAP
(Loss)/Earnings From Operations	($3,380)	$2,710	NM	($1,030)	$5,585	NM
Operating Margin	(21.5)%	11.2%	NM	(2.7)%	11.7%	NM
Net (Loss)/Earnings	($2,942)	$2,196	NM	($793)	$4,673	NM
(Loss)/Earnings Per Share	($5.21)	$3.73	NM	($1.40)	$7.88	NM
Operating Cash Flow	($590)	$4,680	NM	$2,198	$7,816	NM
Non-GAAP*
Core Operating (Loss)/Earnings	($3,745)	$2,393	NM	($1,759)	$4,903	NM
Core Operating Margin	(23.8)%	9.9%	NM	(4.5)%	10.3%	NM
Core (Loss)/Earnings Per Share	($5.82)	$3.33	NM	($2.60)	$6.97	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
CHICAGO, July 24, 2019 – The Boeing Company [NYSE: BA] reported second-quarter revenue of $15.8 billion, GAAP loss per share of ($5.21) and core loss per share (non-GAAP)* of ($5.82), reflecting the previously announced 737 MAX charge (which reduced revenue by $5.6 billion and earnings by $8.74 per share) as well as lower 737 deliveries partially offset by higher defense and services volume (Table 1). Boeing recorded operating cash flow of ($0.6) billion and paid $1.2 billion of dividends.
The previously issued 2019 financial guidance does not reflect 737 MAX impacts. Due to the uncertainty of the timing and conditions surrounding return to service of the 737 MAX fleet, new guidance will be issued at a future date. Boeing is working very closely with the FAA on the process they have laid out to certify the 737 MAX software update and safely return the MAX to service. Disciplined development and testing is underway and we will submit the final software package to the FAA once we have satisfied all of their certification requirements. Regulatory authorities will determine the process for certifying the MAX software and training updates as well as the timing for lifting the grounding order.

“This is a defining moment for Boeing and we remain focused on our enduring values of safety, quality, and integrity in all that we do, as we work to safely return the 737 MAX to service,” said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg. “During these challenging times, teams across our enterprise continue to perform at a high level while delivering on commitments and capturing new opportunities driven by strong, long-term fundamentals.”

Table 2. Cash Flow	Second Quarter		First Half
(Millions)	2019	2018	2019	2018
Operating Cash Flow	($590)	$4,680	$2,198	$7,816
Less Additions to Property, Plant & Equipment	($421)	($376)	($922)	($770)
Free Cash Flow*	($1,011)	$4,304	$1,276	$7,046
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
Operating cash flow was ($0.6) billion in the quarter, primarily reflecting lower 737 deliveries and production rate as well as timing of receipts and expenditures (Table 2). During the quarter, the company paid $1.2 billion of dividends, reflecting a 20 percent increase in dividends per share compared to the same period of the prior year.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q2 19	Q1 19
Cash	$9.2	$6.8
Marketable Securities[1]	$0.4	$0.9
Total	$9.6	$7.7
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$17.3	$12.6
Boeing Capital, including intercompany loans	$1.9	$2.1
Total Consolidated Debt	$19.2	$14.7
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities totaled $9.6 billion, compared to $7.7 billion at the beginning of the quarter (Table 3). Debt was $19.2 billion, up from $14.7 billion at the beginning of the quarter primarily due to the issuance of new debt.
Total company backlog at quarter-end remained healthy at $474 billion and included net orders of $9 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Second Quarter			First Half
(Dollars in Millions)	2019	2018	Change	2019	2018	Change

Commercial Airplanes Deliveries	90	194	(54)%	239	378	(37)%

Revenues	$4,722	13,952	(66)%	$16,544	$26,897	(38)%
(Loss)/Earnings from Operations	($4,946)	$1,785	NM	($3,773)	$3,197	NM
Operating Margin	(104.7)%	12.8%	NM	(22.8)%	11.9%	NM
Commercial Airplanes second-quarter revenue was $4.7 billion reflecting the previously announced 737 MAX charge and lower 737 deliveries partially offset by favorable mix (Table 4). Second-quarter operating margin was (104.7) percent reflecting the previously announced 737 MAX charge and lower 737 deliveries partially offset by a higher margin on the 787 program.
During the quarter, Commercial Airplanes delivered 90 airplanes, including 42 787s, and captured orders for two 777 freighters for DHL and six 767 freighters for FedEx. Highlights from the Paris Air Show included a letter of intent from IAG for 200 737 MAX airplanes as well as several wide body commitments. The 777X program is progressing well through pre-flight testing. While the company is still targeting late 2020 for first delivery of the 777X, there is significant risk to this schedule given engine challenges, which are delaying first flight until early 2020.
Commercial Airplanes backlog remains healthy with more than 5,500 airplanes valued at $390 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Second Quarter			First Half
(Dollars in Millions)	2019	2018	Change	2019	2018	Change

Revenues	$6,612	$6,100	8%	$13,223	$12,581	5%
Earnings from Operations	$975	$376	159%	$1,822	$1,133	61%
Operating Margin	14.7%	6.2%	8.5 Pts	13.8%	9.0%	4.8 Pts
Defense, Space & Security second-quarter revenue increased to $6.6 billion primarily driven by higher volume across derivative aircraft, satellites, and weapons (Table 5). Second-quarter operating margin increased to 14.7 percent primarily due to a gain on sale of property and lower cost growth on the KC-46 Tanker program compared to the second quarter of 2018.
During the quarter, Defense, Space & Security received contracts for MH-47G Block II Chinook for the U.S. Army Special Operations, F/A-18 service life modification for the U.S. Navy, Joint Direct Attack Munition for the U.S. Air Force, and Wideband Global Satellite Communication for the U.S. Air Force. Significant milestones achieved during the quarter included completion of the first T-X Trainer flight test on contract with the U.S. Air Force and the final parachute test for the Commercial Crew spacecraft.
Backlog at Defense, Space & Security was $64 billion, of which 31 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Second Quarter			First Half
(Dollars in Millions)	2019	2018	Change	2019	2018	Change

Revenues	$4,543	$4,097	11%	$9,162	$8,047	14%
Earnings from Operations	$687	$604	14%	$1,340	$1,251	7%
Operating Margin	15.1%	14.7%	0.4 Pts	14.6%	15.5%	(0.9) Pts
Global Services second-quarter revenue increased to $4.5 billion, primarily driven by the acquisition of Boeing Distribution Services, Inc. (formerly KLX) and higher international government services volume (Table 6). Second-quarter operating margin was relatively stable at 15.1 percent.
During the quarter, Global Services was awarded Performance Based Logistics contracts for AH-64 Apache for the U.S. Army and KC-767A Tanker for the Italian Air Force. At the Paris Air Show, Global Services signed commitments with ASL Aviation Holdings and GECAS for up to 45 737-800 converted freighters and announced digital solution agreements with Delta Air Lines and JetBlue Airways.

Additional Financial Information

Table 7. Additional Financial Information	Second Quarter		First Half
(Dollars in Millions)	2019	2018	2019	2018
Revenues
Boeing Capital	$75	$72	$141	$137
Unallocated items, eliminations and other	($201)	$37	($402)	($22)
Earnings from Operations
Boeing Capital	$37	$24	$57	$44
FAS/CAS service cost adjustment	$365	$317	$729	$682
Other unallocated items and eliminations	($498)	($396)	($1,205)	($722)
Other income, net	$107	($15)	$213	$51
Interest and debt expense	($154)	($109)	($277)	($211)
Effective tax rate	14.2%	15.1%	27.5%	13.9%
At quarter-end, Boeing Capital's net portfolio balance was $2.3 billion. Revenue in other unallocated items and eliminations decreased primarily due to reserves related to cost accounting litigation. The change in earnings from other unallocated items and eliminations is primarily due to increased enterprise research and development investment. The effective tax rate for the second quarter decreased from the same period in the prior year primarily due to lower pre-tax earnings in the current year.
Outlook
The previously issued 2019 financial guidance does not reflect 737 MAX impacts. Due to the uncertainty of the timing and conditions surrounding return to service of the 737 MAX fleet, new guidance will be issued at a future date.

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating (Loss)/Earnings, Core Operating Margin and Core (Loss)/Earnings Per Share
Core operating (loss)/earnings is defined as GAAP (loss)/earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating (loss)/earnings expressed as a percentage of revenue. Core (loss)/earnings per share is defined as GAAP diluted (loss)/earnings per share excluding the net (loss)/earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating (loss)/earnings, core operating margin and core (loss)/earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core (loss)/earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 13-14.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the timing and conditions surrounding the return to service of the 737 MAX fleet; (2) general conditions in the economy and our industry, including those due to regulatory changes; (3) our reliance on our commercial airline customers; (4) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (5) changing budget and appropriation levels and acquisition priorities of the U.S. government; (6) our dependence on U.S. government contracts; (7) our reliance on fixed-price contracts; (8) our reliance on cost-type contracts; (9) uncertainties concerning contracts that include in-orbit incentive payments; (10) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (11) changes in accounting estimates; (12) changes in the competitive landscape in our markets; (13) our non-U.S. operations, including sales to non-U.S. customers; (14) threats to the security of our or our customers’ information; (15) potential adverse developments in new or pending litigation and/or government investigations; (16) customer and aircraft concentration in our customer financing portfolio; (17) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates; (18) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (19) the adequacy of our insurance coverage to cover significant risk exposures; (20) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (21) work stoppages or other labor disruptions; (22) substantial pension and other postretirement benefit obligations; and (23) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Chaz Bickers (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2019	2018	2019	2018
Sales of products	$33,319	$42,385	$13,094	$21,565
Sales of services	5,349	5,255	2,657	2,693
Total revenues	38,668	47,640	15,751	24,258

Cost of products	(31,910)	(34,252)	(15,672)	(17,436)
Cost of services	(4,511)	(4,075)	(2,122)	(2,083)
Boeing Capital interest expense	(34)	(33)	(16)	(17)
Total costs and expenses	(36,455)	(38,360)	(17,810)	(19,536)
	2,213	9,280	(2,059)	4,722
Income/(loss) from operating investments, net	5	80	(15)	6
General and administrative expense	(1,856)	(2,191)	(672)	(1,194)
Research and development expense, net	(1,692)	(1,591)	(826)	(827)
Gain on dispositions, net	300	7	192	3
(Loss)/earnings from operations	(1,030)	5,585	(3,380)	2,710
Other income/(loss), net	213	51	107	(15)
Interest and debt expense	(277)	(211)	(154)	(109)
(Loss)/earnings before income taxes	(1,094)	5,425	(3,427)	2,586
Income tax benefit/(expense)	301	(752)	485	(390)
Net (loss)/earnings	($793)	$4,673	($2,942)	$2,196

Basic (loss)/earnings per share	($1.40)	$7.97	($5.21)	$3.77

Diluted (loss)/earnings per share	($1.40)	$7.88	($5.21)	$3.73

Weighted average diluted shares (millions)	566.6	592.9	565.3	588.7

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	June 30 2019	December 31 2018
Assets
Cash and cash equivalents	$9,167	$7,637
Short-term and other investments	439	927
Accounts receivable, net	3,291	3,879
Unbilled receivables, net	10,247	10,025
Current portion of customer financing, net	171	460
Inventories	68,492	62,567
Other current assets	3,304	2,335
Total current assets	95,111	87,830
Customer financing, net	2,139	2,418
Property, plant and equipment, net of accumulated depreciation of $18,855 and $18,568	12,601	12,645
Goodwill	8,051	7,840
Acquired intangible assets, net	3,761	3,429
Deferred income taxes	357	284
Investments	1,142	1,087
Other assets, net of accumulated amortization of $523 and $503	3,099	1,826
Total assets	$126,261	$117,359
Liabilities and equity
Accounts payable	$15,267	$12,916
Accrued liabilities	20,042	14,808
Advances and progress billings	52,523	50,676
Short-term debt and current portion of long-term debt	4,357	3,190
Total current liabilities	92,189	81,590
Deferred income taxes		1,736
Accrued retiree health care	4,486	4,584
Accrued pension plan liability, net	14,831	15,323
Other long-term liabilities	4,839	3,059
Long-term debt	14,859	10,657
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,638	6,768
Treasury stock, at cost - 449,558,553 and 444,619,970 shares	(54,932)	(52,348)
Retained earnings	52,819	55,941
Accumulated other comprehensive loss	(14,908)	(15,083)
Total shareholders’ equity	(5,322)	339
Noncontrolling interests	379	71
Total equity	(4,943)	410
Total liabilities and equity	$126,261	$117,359

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30
(Dollars in millions)	2019	2018
Cash flows – operating activities:
Net (loss)/earnings	($793)	$4,673
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	104	98
Depreciation and amortization	1,067	1,008
Investment/asset impairment charges, net	70	44
Customer financing valuation adjustments	249	(2)
Gain on dispositions, net	(300)	(7)
Other charges and credits, net	145	112
Changes in assets and liabilities –
Accounts receivable	588	62
Unbilled receivables	(222)	(1,675)
Advances and progress billings	1,842	2,931
Inventories	(5,233)	408
Other current assets	(887)	2
Accounts payable	2,002	682
Accrued liabilities	4,959	(922)
Income taxes receivable, payable and deferred	(921)	269
Other long-term liabilities	(509)	(65)
Pension and other postretirement plans	(390)	(57)
Customer financing, net	347	(97)
Other	80	352
Net cash provided by operating activities	2,198	7,816
Cash flows – investing activities:
Property, plant and equipment additions	(922)	(770)
Property, plant and equipment reductions	331	41
Acquisitions, net of cash acquired	(492)
Contributions to investments	(496)	(1,537)
Proceeds from investments	758	1,028
Purchase of distribution rights	(20)	(56)
Other	(12)	(1)
Net cash used by investing activities	(853)	(1,295)
Cash flows – financing activities:
New borrowings	11,670	3,648
Debt repayments	(6,422)	(2,708)
Contributions from noncontrolling interests	7	20
Stock options exercised	47	61
Employee taxes on certain share-based payment arrangements	(238)	(236)
Common shares repurchased	(2,651)	(5,965)
Dividends paid	(2,317)	(1,997)
Net cash provided/(used) by financing activities	96	(7,177)
Effect of exchange rate changes on cash and cash equivalents, including restricted	(2)	(36)
Net increase/(decrease) in cash & cash equivalents, including restricted	1,439	(692)
Cash & cash equivalents, including restricted, at beginning of year	7,813	8,887
Cash & cash equivalents, including restricted, at end of period	9,252	8,195
Less restricted cash & cash equivalents, included in Investments	85	74
Cash and cash equivalents at end of period	$9,167	$8,121

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)
Effective at the beginning of 2019, all revenues and costs associated with military derivative aircraft production are reported in the Defense, Space & Security segment. Revenues and costs associated with military derivative aircraft production were previously reported in the Commercial Airplanes and Defense, Space & Security segments. Business segment data for 2018 reflects the realignment for military derivative aircraft as well as the realignment of certain programs from Defense, Space & Security to Global Services.

	Six months ended June 30		Three months ended June 30
(Dollars in millions)	2019	2018	2019	2018
Revenues:
Commercial Airplanes	$16,544	$26,897	$4,722	$13,952
Defense, Space & Security	13,223	12,581	6,612	6,100
Global Services	9,162	8,047	4,543	4,097
Boeing Capital	141	137	75	72
Unallocated items, eliminations and other	(402)	(22)	(201)	37
Total revenues	$38,668	$47,640	$15,751	$24,258
(Loss)/earnings from operations:
Commercial Airplanes	($3,773)	$3,197	($4,946)	$1,785
Defense, Space & Security	1,822	1,133	975	376
Global Services	1,340	1,251	687	604
Boeing Capital	57	44	37	24
Segment operating (loss)/profit	(554)	5,625	(3,247)	2,789
Unallocated items, eliminations and other	(1,205)	(722)	(498)	(396)
FAS/CAS service cost adjustment	729	682	365	317
(Loss)/earnings from operations	(1,030)	5,585	(3,380)	2,710
Other income/(loss), net	213	51	107	(15)
Interest and debt expense	(277)	(211)	(154)	(109)
(Loss)/earnings before income taxes	(1,094)	5,425	(3,427)	2,586
Income tax benefit/(expense)	301	(752)	485	(390)
Net (loss)/earnings	($793)	$4,673	($2,942)	$2,196

Research and development expense, net:
Commercial Airplanes	$1,062	$1,099	$498	$550
Defense, Space & Security	384	402	196	219
Global Services	73	71	33	37
Other	173	19	99	21
Total research and development expense, net	$1,692	$1,591	$826	$827

Unallocated items, eliminations and other:
Share-based plans	($36)	($36)	($22)	($18)
Deferred compensation	(129)	(56)	(27)	(27)
Amortization of previously capitalized interest	(45)	(48)	(21)	(23)
Customer financing impairment	(250)
Research and development expense, net	(173)	(19)	(99)	(21)
Eliminations and other unallocated items	(572)	(563)	(329)	(307)
Sub-total (included in core operating earnings)	(1,205)	(722)	(498)	(396)
Pension FAS/CAS service cost adjustment	549	520	275	237
Postretirement FAS/CAS service cost adjustment	180	162	90	80
FAS/CAS service cost adjustment	729	682	$365	$317
Total	($476)	($40)	($133)	($79)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Six months ended June 30			Three months ended June 30
Commercial Airplanes	2019		2018	2019	2018
737	113		269	24	137
747	4		3	2	1
767	22		9	10	5
777	22	(1)	25	12	13
787	78		72	42	38
Total	239		378	90	194
Note: Aircraft accounted for as revenues by BCA and as operating leases in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)	10		—	4	—
AH-64 Apache (Remanufactured)	35		6	13	—
CH-47 Chinook (New)	7		9	—	5
CH-47 Chinook (Renewed)	9		8	5	4
F-15 Models	5		5	1	3
F/A-18 Models	10		5	3	—
KC-46 Tanker	12		—	5	—
P-8 Models	8		8	5	4
Commercial and Civil Satellites	1		—	1	—
Military Satellites	—		—	—	—

Total backlog (Dollars in millions)	June 30 2019	December 31 2018
Commercial Airplanes	$390,405	$408,140
Defense, Space & Security	63,872	61,277
Global Services	19,974	21,064
Total backlog	$474,251	$490,481

Contractual backlog	$448,816	$462,070
Unobligated backlog	25,435	28,411
Total backlog	$474,251	$490,481

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core (loss)/earnings per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted (loss)/earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Second Quarter 2019		Second Quarter 2018
	$ millions	Per Share	$ millions	Per Share
Revenues	15,751		24,258
(Loss)/earnings from operations (GAAP)	(3,380)		2,710
Operating margin (GAAP)	(21.5)%		11.2%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(275)		(237)
Postretirement FAS/CAS service cost adjustment	(90)		(80)
FAS/CAS service cost adjustment	(365)		(317)
Core operating (loss)/earnings (non-GAAP)	($3,745)		$2,393
Core operating margin (non-GAAP)	(23.8)%		9.9%

Diluted (loss)/earnings per share (GAAP)		($5.21)		$3.73
Pension FAS/CAS service cost adjustment	($275)	(0.49)	($237)	(0.40)
Postretirement FAS/CAS service cost adjustment	(90)	(0.16)	(80)	(0.14)
Non-operating pension expense	(94)	(0.17)	(6)	(0.01)
Non-operating postretirement expense	26	0.05	24	0.04
Provision for deferred income taxes on adjustments [1]	91	0.16	63	0.11
Subtotal of adjustments	($342)	($0.61)	($236)	($0.40)
Core (loss)/earnings per share (non-GAAP)		($5.82)		$3.33

Weighted average diluted shares (in millions)		565.3		588.7
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Half 2019		First Half 2018
	$ millions	Per Share	$ millions	Per Share
Revenues	38,668		47,640
(Loss)/earnings from operations (GAAP)	(1,030)		5,585
Operating margin (GAAP)	(2.7)%		11.7%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(549)		(520)
Postretirement FAS/CAS service cost adjustment	(180)		(162)
FAS/CAS service cost adjustment	(729)		(682)
Core operating (loss)/earnings (non-GAAP)	($1,759)		$4,903
Core operating margin (non-GAAP)	(4.5)%		10.3%

Diluted earnings per share (GAAP)		($1.40)		$7.88
Pension FAS/CAS service cost adjustment	($549)	(0.97)	($520)	(0.88)
Postretirement FAS/CAS service cost adjustment	(180)	(0.32)	(162)	(0.27)
Non-operating pension expense	(187)	(0.32)	(48)	(0.08)
Non-operating postretirement expense	53	0.09	48	0.08
Provision for deferred income taxes on adjustments [1]	181	0.32	143	0.24
Subtotal of adjustments	($682)	($1.20)	($539)	($0.91)
Core (loss)/earnings per share (non-GAAP)		($2.60)		$6.97

Weighted average diluted shares (in millions)		566.6		592.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.